Thursday October 28, 8:01 am Eastern Time

Company Press Release

SOURCE:  Netivation.com

Netivation.com Completes Acquisitions of Three Internet Political Companies


Public Disclosure, Raintree Communications, politicallyblack.com Strengthen Votenet's Position as Leader in Online Politics

WASHINGTON, D.C. (October 28, 1999)
Netivation.com (NASDAQ: NTVN), an Internet public policy and healthcare technology company, today announced it has completed the acquisition of three Internet political companies, thus strengthening the position of the company's public policy division - Votenet.com - as the leader in online politics.

Netivation.com has acquired Public Disclosure Inc. (www.publicdisclosure.org) the provider of FECInfo (www.tray.com) a comprehensive up-to-the-minute Web site of Federal Election Commission (FEC) information on federal candidates and interest groups; Raintree Communications (www.policyvoice.com), a provider of automated voice and data services for grassroots lobbying; and politicallyblack.com (www.politicallyblack.com), the leading political information center and news Web site for African Americans.

With these acquisitions, Netivation.com announced the formation of a political information and products division to be located in Washington, D.C. Netivation.com is building its base of political products, information and services, as well as acquiring small companies that already generate revenue from the political community. The political community market is estimated to be more than $2.5 billion a year, involving such things as election campaigns, lobbying, and public policy issue communications.

"These acquisitions demonstrate our commitment to maintaining our leadership role in the political technology marketplace," Netivation.com President and CEO Tony Paquin said. "I believe that Votenet.com will revolutionize politics in the United States."

With the acquisitions complete, the three companies become wholly owned subsidiaries of

Netivation.com. In exchange for 100 percent of the outstanding stock of each of the companies, Netivation is paying $190,000 and 300,000 shares of Netivation.com common stock for Public Disclosure, $100,000 and 150,000 shares of Netivation.com common stock for Raintree Communications, plus up to another 60,000 shares based on performance criteria, and $55,000 and 30,000 shares of Netivation.com common stock for politicallyblack.com.

Kent Cooper and Tony Raymond, co-founders of Public Disclosure Inc, will manage and expand Netivation.com's political Web site, Votenet.com (www.votenet.com). They also will continue their operations and make available their unique enhanced money-in-politics databases and linking software for use in other products and services of the Netivation.com political division. Public Disclosure Inc. was established in June of 1998 and provides clients with timely research and access to relational databases of political money. Clients have been primarily national news media companies (such as the Washington Post, Associated Press, Bloomberg News, etc.), non-profit foundations, and Washington D.C. lobby firms. It also provides a free public Web site, making available 20 years of political campaign finance data.

Votenet.com will be enhanced with information from Public Disclosure's FECInfo, Raintree Communications, politicallyblack.com and other sites to provide public policy information, original political content on elections, lobbying, and the legislative process. Revenue comes from sponsorships and advertising opportunities, as well as sales of campaign tools and services. Votenet.com provides services and information to enhance communication and understanding of the political process, its players and practices, and provides tools for citizens to discuss issues and communicate with their representatives at the federal, state and local levels.

Tony Raymond stated, "In the past, politics on the Internet was relegated to news sites, while campaign software was in the domain of companies periodically shipping software on disks. Today, Netivation.com commits itself to changing the meaning and relationship of people in politics. From a free public Web site, people will have immediate access into the political arena and receive original political content - from information on PAC contributions and insider trading of political money to grassroots lobbying resources. People will have the most up-to-date political tools immediately available from the Internet."

Kent Cooper stated, "The Internet is quickly fostering and increasing the natural competition of political ideas and interests in every community. It will produce an active and ever-expanding marketplace for political information and communication technology products."

Sean Kennedy, founder of Raintree Communications, will maintain his grassroots activism company, enhancing Votenet.com with Raintree's wide range of political activism tools, including Policy Voice. Policy Voice offers associations, corporations, and unions a PIN-controlled, interactive voice network featuring legislative updates, legislative documents by fax request, automatic transfer to federal and state legislators, and model fax letters to legislators. Raintree's client list includes the American Medical Association, American Society of Association Executives, American Insurance Association, National Association of Realtors, and the Health Insurance Association of America.

Roderick Conrad and Charles Ellison, founders of politicallyblack.com, also will continue to build the only politically oriented news site aimed at the African-American community, augmenting the scope of resources offered by Votenet.com. Politicallyblack.com's hard-hitting, cutting-edge selection of news, commentary, discussion and exclusive Capitol Hill reports and Generation X perspective round out Votenet.com's offerings on the political front.

The political division of Netivation.com already provides Internet-based political tools such as a political search engine, Web sites for candidates and organizations, Governet campaign software, online fundraising services, and CapitolWatch, an e-mail news service. Netivation.com will consolidate these products and services with those of the newly acquired companies and use the combined talent of the staff to create new products. Netivation.com markets these products and services through a central sales team to the political community of candidates, citizens, voters, political parties, media organizations, lobbyists, trade associations, corporations, unions, and other interest groups.

As previously announced, Netivation.com also has signed a letter of intent to acquire Net.Capitol (www.netcapitol.com), a public affairs technology firm.

Netivation.com is the developer of Internet communities, including Medinex.com. Medinex.com (www.medinexpro.com) is a healthcare community that provides content, products and services to primary care physicians, healthcare-conscious consumers, patients and their families.

This news release contains certain forward-looking statements concerning Netivation.com's positioning for the future. As required by the Private Securities Litigation Reform Act of 1995, the company advises that forward-looking statements are subject to risks known and unknown, uncertainties and other factors that could cause the company's actual results, performance, or achievements to differ materially from those stated or inferred by forward-looking statements. Such risks, uncertainties, and other factors are discussed in detail in Netivation.com's registration statement, filed with the Securities and Exchange Commission on June 22, 1999. The registration statement discussion is effective only as of the date of filing and the risks, uncertainties, and other factors could change after such date. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this news release are made only as of the date of this release. The company does not intend, and undertakes no obligation, to update these forward-looking statements.


SOURCE:  Netivation.com